UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 23, 2005

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

433 Hackensack Avenue, Hackensack, NJ 07601
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (201) 968-0980

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 23, 2005, registrant and its chief executive officer, Dr. Arnold Lippa, entered into an employment agreement with a two-year term. This agreement, with certain changes, continues his existing agreement that was extended in January pending further consideration by the compensation committee. See registrant’s report on Form 8-K dated January 28, 2005. Such changes include severance protection in the event of a termination of employment without cause or good reason equal to payment of base compensation for the greater of one year and the balance of the term of the agreement, subject to consulting obligations, change in control severance protection equal to two years’ base compensation, elimination of a 2% bonus based upon gross proceeds in the event of a sale of the company and elimination of incentive compensation for licensing. Except for the restricted stock award noted in the next sentence, there was no further material change in current compensation. Separately, Dr. Lippa received an award of 60,000 shares of restricted common stock under registrant’s 2000 stock option and grant plan, subject to ratable annual vesting over three years. The employment agreement and restricted stock award agreement relating to the foregoing are attached as exhibit nos. 10.1 and 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Title

10.1	Amended and Restated Employment Agreement, dated as of May 23, 2005, by and between DOV Pharmaceutical, Inc. and Arnold S. Lippa
10.2	Restricted Stock Award Agreement, dated as of May 23, 2005, by and between DOV Pharmaceutical, Inc. and Arnold S. Lippa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: May 27, 2005	By:	/s/ Arnold Lippa
Arnold Lippa
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1	Amended and Restated Employment Agreement, dated as of May 23, 2005, by and between DOV Pharmaceutical, Inc. and Arnold S. Lippa

10.2	Restricted Stock Award Agreement, dated as of May 23, 2005, by and between DOV Pharmaceutical, Inc. and Arnold S. Lippa